As filed with the Securities and Exchange Commission on August 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	72-1147390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2170 Buckthorne Place, Suite 420

The Woodlands, Texas 77380

(713) 714-6100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard W. Heo

President and Chief Executive Officer

Gulf Island Fabrication, Inc.

2170 Buckthorne Place, Suite 420

The Woodlands, Texas 77380

(713) 714-6100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Alexandra C. Layfield

Jones Walker L.L.P.

445 North Boulevard, Suite 800

Baton Rouge, Louisiana 70802-5742

(225) 248-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following wholly-owned subsidiaries of Gulf Island Fabrication, Inc. are hereby deemed to be a registrant.

Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Gulf Island, L.L.C.	Louisiana	72-1461143
Gulf Island Services, L.L.C.	Louisiana	72-0890896

(1)
The address and telephone number of the principal executive office for the additional registrants is c/o Gulf Island Fabrication, Inc., 2170 Buckthorne Place, Suite 420, The Woodlands, Texas 77380, telephone number (713) 714-6100.

EXPLANATORY NOTE

We are filing this registration statement solely to replace the registrant’s registration statement on Form S-3 (File No. 333-249560), filed with the U.S. Securities and Exchange Commission on October 20, 2020 (the “Expiring Registration Statement”), that is scheduled to expire on October 29, 2023 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended. In accordance with Rule 415(a)(6) of the Securities Act, effectiveness of this registration statement will be deemed to terminate the Expiring Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED August 14, 2023

PROSPECTUS

$200,000,000

Gulf Island Fabrication, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Rights

Gulf Island, L.L.C.

Gulf Island Services, L.L.C.

Guarantees

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. Such debt securities may be fully and unconditionally guaranteed by Gulf Island, L.L.C. or Gulf Island Services, L.L.C., each a wholly-owned subsidiary of Gulf Island Fabrication, Inc. Such guarantees are the only securities that may be issued by such subsidiary guarantors. The securities described in this prospectus may be convertible into or exercisable or exchangeable for other securities. The securities offered by this prospectus may be sold separately, together or in combination with any other securities offered hereby.

This prospectus provides a general description of the securities we may offer. Any time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any of our securities offered hereunder, you should read carefully this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information.”

We may sell these securities directly to our shareholders or to purchasers or through underwriters, dealers or other agents as designated from time to time. The applicable prospectus supplement for any offering of securities hereunder will describe in detail the plan of distribution for that offering, including information about any firms we use and the amounts we may pay them for their services.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “GIFI.”

On July 31, 2023, the last reported sales price of our common stock as reported on the Nasdaq Global Select Market was $3.39 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $39,320,220 based on 16,287,469 shares of common stock outstanding, of which 11,598,885 shares are held by non-affiliates, and a per share value of $3.39 based on the closing price of our common stock on the Nasdaq Global Select Market on July 31, 2023. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in these securities involves certain risks. You should carefully consider the risks described under the heading “Risk Factors” on page 1 of this prospectus and in the applicable prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the U.S. Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 14, 2023.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

The terms “Company,” “we,” “us” and “our” refer to Gulf Island Fabrication, Inc., and not any of our subsidiaries (unless the context otherwise requires and except in connection with the description of our business under the heading “Gulf Island Fabrication, Inc.,” where such terms refer to the consolidated operations of the Company and its subsidiaries). The term “securities” refers to any security that we might sell under this prospectus or any prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time over the next three years, offer and sell any combination of the securities described in this prospectus in one or more offerings for a total offering price that will not exceed the lesser of $200,000,000 or such aggregate amount permitted under General Instruction 1.B.6 of Form S-3.

This prospectus provides you with a general description of the securities we may offer. These summaries are not meant to be a complete description of such securities. Any time we sell these securities, we will provide a prospectus supplement, which will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change other information contained in or incorporated into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Before investing in any of the securities sold hereunder, you should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated by reference herein or thereon is accurate only as of the respective date of such document.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment in our securities, you should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including those risks outlined in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by subsequent filings with the SEC, which are incorporated by reference herein, as well as the risk factors that may be included in any prospectus supplements and the documents incorporated therein. If any of those risk factors were to occur, our business, prospects, financial condition and results of operations could be materially adversely affected. Although we describe, and will describe, what we believe to be the principal risks related to us and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

GULF ISLAND FABRICATION, INC.

We are a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, civil construction and staffing services to the industrial and energy sectors. Our customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. We currently operate and manage our business through three operating divisions (“Services”, “Fabrication” and “Shipyard”) and one non-operating division (“Corporate”), which represent our reportable segments. Our corporate headquarters is located in The Woodlands, Texas, and our primary operating facilities are located in Houma, Louisiana (“Houma Facilities”).

We are a Louisiana corporation. Our principal executive offices are located at 2170 Buckthorne Place, Suite 420, The Woodlands, Texas 77380, and our telephone number at this address is (713) 714-6100. Our website is www.gulfisland.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, the net proceeds from the sale of the securities described herein are expected to be used for general corporate purposes. General corporate purposes may include, among other purposes, repayment or refinancing of existing indebtedness or other company obligations, capital expenditures, working capital, acquisitions of assets or businesses, or redemptions or repurchases of securities; however, we do not currently have any specific planned uses of net proceeds. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. Prior to use, the net proceeds may be temporarily invested or applied to repay short-term or revolving debt.

THE OFFERING

The descriptions of the securities contained in this prospectus, together with any prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer hereunder. We will describe in any accompanying prospectus supplement the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

•
common stock;
•
preferred stock, which may be convertible into shares of our common stock or other securities;
•
senior or subordinated debt securities;
•
guarantees by one or more of the subsidiary guarantors listed on the cover page of senior or subordinated debt securities;
•
warrants to purchase any of the securities listed above;
•
units consisting of two or more of the above-mentioned securities in any combination thereof, which may or may not be separate from one another; and
•
rights to purchase our common stock, preferred stock, warrants or units.

Our ability to sell certain of these securities could be limited by our existing or any future credit agreement(s), our Amended and Restated Articles of Incorporation (“Articles”), our Amended and Restated By-laws (“By-laws”) or by other factors, and you should not assume that we will be able to issue any or all of these securities if and when we require cash.

To the extent we describe the general terms of any of the above-listed securities under the headings “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Units” or “Description of Rights,” such descriptions are not intended to list all of the terms or provisions that may be applicable to any such securities to be sold hereunder, and we are not limited in any respect in our ability to issue securities with terms different from or in addition to those described under any such headings or elsewhere in this prospectus, provided that the terms are not inconsistent with our Articles, By-laws or any applicable indenture or other similar governing instrument.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the capital stock offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the capital stock offered under that applicable prospectus supplement.

The following summary of the material terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of our Articles and our By-laws. Copies of our Articles and our By-laws are incorporated herein by reference as Exhibits 3.1 and 3.2, respectively, to the registration statement for which this prospectus forms a part.

We have one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”): common stock, no par value per share, which we refer to as our common stock.

Authorized Capital Stock

Our authorized capital stock consists of 30,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share, the rights and preferences of which may be established from time to time by our Board of Directors.

Description of Common Stock

The rights of all holders of the common stock are identical in all respects. Each shareholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the shareholders.

Dividends. Subject to the preferences of any outstanding preferred stock and any other stock ranking prior to the common stock as to the payment of dividends, the holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds.

Voting Rights. Each holder of record of common stock is entitled to one vote for each share on all matters duly submitted to shareholders for their vote or consent. Holders of our common stock do not have cumulative voting rights. As a result, the holders of more than 50% of the voting power are able to elect all of the directors, subject to any voting rights of holders of any shares of outstanding preferred stock. Unless otherwise required by law or, our Articles or By-laws, any matter brought before any meeting of shareholders, other than a contested election of directors, is decided by the affirmative vote of the holders of a majority of the votes cast, assuming a quorum is present. Except as otherwise provided by our By-laws, each of our directors is elected by the vote of a majority of the votes cast with respect to such director at any meeting of shareholders held for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast at any such meeting.

Liquidation Rights. Upon the dissolution, liquidation or winding up of the Company, after payments of debts and expenses and payment of the liquidation preference plus any accrued dividends on any shares of our outstanding preferred stock, the holders of our common stock will be entitled to receive all remaining assets of the Company ratably in proportion to the number of shares held by them, unless and to the extent that holders of any outstanding shares of preferred stock or other securities are entitled to participate with the holders of our common stock in receiving distributions of such remaining assets.

Preemptive and Other Rights. Holders of our common stock have no preemptive, subscription, sinking fund, or conversion rights and are not subject to further calls or assessments, or rights of redemption by us.

Nasdaq. Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “GIFI.”

Transfer Agent. As of the date of this prospectus, the transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our Board of Directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. The prospectus supplement relating to any particular issue of preferred stock will describe the terms of the preferred stock, including the following:

•
the series, the number of shares offered, and the liquidation value of the preferred stock;
•
the price at which the preferred stock will be issued;
•
the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;
•
the liquidation preference of the preferred stock;
•
the voting rights of the preferred stock;
•
whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•
whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and
•
any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will include the certificate of designation as an exhibit or incorporate it by reference.

In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. The issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock. For example, any preferred stock issued may:

•
rank prior to our common stock as to dividend rights, liquidation preference, or both;
•
have full or limited voting rights; and
•
be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

•
discourage bids for our common stock; or
•
otherwise adversely affect the market price of our common stock or any then-existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Certain Anti-Takeover Provisions of our Articles and By-laws

General. Provisions of our Articles and By-laws may delay or discourage transactions involving an actual or potential change in control of the Company or change in its management.

Amendment of our Articles or By-laws. Our By-laws may be adopted only by a majority vote of our Board of Directors. Our By-laws may be amended or repealed by (i) a two-thirds vote of our Board of Directors, or (ii) the affirmative vote of the holders of at least a majority of the total number of votes that are entitled to be cast on the amendment, voting together as a single class, present or represented at any regular or special meeting of shareholders, the notice of which meeting of shareholders expressly states that the proposed amendment or repeal is to be considered at the meeting. Our Articles may be amended by the affirmative vote of at least a majority of the total number of votes that are entitled to be cast on the amendment.

Effects of Authorized but Unissued Common Stock and Blank Check Preferred Stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by our Board of Directors without shareholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our Articles grant our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Board Membership — Size, Removal, Vacancies. Our By-laws provide that our Board of Directors may be comprised of not less than three nor more than 12 persons as set from time to time by our Board of Directors. Our shareholders may remove one or more directors for cause only by a vote of not less than two-thirds of the outstanding shares. Our By-laws provide that any vacancy on our Board of Directors may be filled by our Board of Directors. In addition, despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualified, or until his or her resignation or removal.

Advance Notice of Intention to Nominate a Director. Our By-laws permit a shareholder to nominate a person for election as a director at either an annual meeting of shareholders or at a special meeting of shareholders where the notice of meeting specifies that directors will be elected. Such a nomination is permitted only if written notice of such shareholder’s intent to make a nomination has been delivered to our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting or prior to such special meeting, as applicable. This provision also requires that the notice set forth, among other things, a description of all arrangements or understandings between the nominee and the shareholder pursuant to which the nomination is to be made or the nominee is to be elected and such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated under the Exchange Act, had the nominee been nominated by our Board of Directors. Any nomination that fails to comply with these requirements may be disqualified.

Advance Notice of Shareholder Proposals. Our By-laws permit a shareholder proposal to be presented at a shareholders’ meeting only if prior written notice of the proposal is provided to us within the time periods and in the manner specified in our By-laws.

Power to Call Special Shareholder Meeting. Special meetings of shareholders may be called by (i) any shareholder or group of shareholders holding at least 20% of all the votes entitled to be cast on an issue proposed to be considered at a proposed special meeting; or (ii) our Board of Directors.

Limitation of Liability of Directors and Officers. Our Articles and By-laws provide that no director or officer will be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of our directors and officers for (a) any breach of the director’s or officer’s duty of loyalty to our shareholders or us, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude shareholder derivative actions and may be construed to preclude other third-party claims against the directors and officers.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities from time to time in one or more distinct series. This section summarizes terms of the debt securities expected to be common to all series. The specific terms of any series of debt securities that we offer will be described in a prospectus supplement relating to that series of debt securities. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the applicable prospectus supplement that may modify, supplement or replace any information below.

We may issue senior debt securities under a senior indenture between the trustee and us to be named in the senior indenture. We may issue subordinated debt securities under a subordinated indenture between the trustee and us to be named in the subordinated indenture. Except as we may otherwise indicate, we expect the terms of the senior indenture and the subordinated indenture to be the same or substantially the same. We use the term indentures in this prospectus to refer to both the senior indenture and the subordinated indenture.

Prior to the issuance of any securities thereunder, each indenture will be subject to and qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term trustee to refer to either the senior indenture trustee or the subordinated indenture trustee, as applicable.

The following are summaries of the anticipated material provisions of the senior debt securities, the subordinated debt securities and the indentures, and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. There may also be other provisions in the indentures which are important to you. We urge you to read the indenture applicable to a particular series of debt securities, including any supplements thereto, because such document or documents, and not this summary description, will define your rights as a holder of such debt securities.

General

We may issue debt securities in distinct series. The prospectus supplement relating to any series of debt securities sold hereunder will set forth the specific terms of that series, including, but not limited to the following:

•
whether the debt securities will be senior or subordinated;
•
the offering price of the debt securities and our net proceeds from the sale thereof;
•
the title and ranking of the series;
•
any limit on the aggregate principal amount that may be issued with respect to that series;
•
the maturity date or dates;
•
the rate or rates per annum, if any, at which the series will bear interest or the method of determining the rate or rates;
•
the date or dates from which such interest, if any, will accrue and the date or dates at which such interest, if any, will be payable;
•
the terms for any mandatory or optional redemption or early payment, if any, including any mandatory or optional sinking fund, any provisions obligating us to offer to purchase the debt securities, or similar provisions;
•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;
•
any defeasance provisions if different from those described below under “—Satisfaction and Discharge; Defeasance;”
•
whether the debt securities are convertible or exchangeable and, if so, a description of (i) the securities into which the debt securities are convertible or exchangeable, (ii) the terms and conditions upon which conversions or exchanges may be effected, including the initial conversion or exchange prices or ratios, and (iii) any other related provisions;
•
the terms and conditions, if any, pursuant to which the debt securities are secured or guaranteed;
•
whether the debt securities will be issuable in the form of global securities and, if so, the identity of the depositary for the global securities, if different than as described below under “Forms of Securities;”
•
any subordination provisions, if different from those described below under “—Subordinated Debt Securities;”
•
any changes or additions to the events of default or covenants described below;
•
a description of any material United States federal income tax considerations applicable to the series;
•
whether the debt securities will be listed on any national securities exchange;
•
the names of any transfer agents, registrars, interest paying agents or depositaries, if any, that we retain with respect to the debt securities, and the place or places where interest and other payments on the debt securities will be payable;
•
any special considerations, additional covenants or other specific provisions applicable to the series; and
•
any other material terms of the debt securities.

The debt securities may bear interest at a fixed or floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below, or at a premium to, their stated principal amount. The prospectus supplement relating to any series of debt securities sold hereunder may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

The indentures will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series of senior or subordinated debt securities, without the consent of the holders of that series, for issuances of additional securities of that series. We do not expect that the indentures will limit the aggregate amount of debt securities that we may issue thereunder.

We do not anticipate that there will be any requirement under the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture, and we expect to be free to incur debt pursuant to other indentures or agreements containing provisions different from those included in either the senior indenture or the subordinated indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities.

As a holding company without any material assets or operations, substantially all of our income and operating cash flow is dependent upon the earnings of our subsidiaries and the distribution of funds to us in the form of dividends, loans or other payments. As a result, we rely upon our subsidiaries to generate the funds necessary to meet our obligations, including the payment of amounts owed under our long-term debt, or to declare and make dividend payments to the holders of our securities. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our respective obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. Additionally, our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts owed by us, or, subject to limited exceptions for tax-sharing purposes, to make any funds available to repay our obligations, whether by dividends, loans or other payments. The amount of dividends that our subsidiaries may pay is restricted by the law of the jurisdiction in which they were formed. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization (and the ability of holders of debt securities to benefit indirectly therefrom) will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors. As of June 30, 2023, our subsidiaries had no long-term debt.

Security

Our obligations under any debt securities issued may be secured by some or all of our assets or the assets of one or more of our subsidiaries. The terms and conditions pursuant to which our debt securities may be secured and will be described in the applicable prospectus supplement.

In addition, we may use a portion of the net proceeds from an offering to acquire U.S. government securities and pledge those securities to a trustee for the exclusive benefit of the holders of the debt securities (and not for the benefit of other creditors). The amount of U.S. government securities acquired will be designed to be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of a certain number of scheduled interest payments due on the debt securities. The amount of net proceeds from an offering used to acquire U.S. government securities and the number of scheduled interest payments to be secured for a particular offering of debt securities, if any, will be described in the applicable prospectus supplement. In addition, the terms and conditions pursuant to which we would pledge any U.S. government securities for the benefit of the holders of the debt securities will be described in the applicable prospectus supplement.

Registration and Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be registered debt securities and will be issued in denominations of $1,000 or any multiples thereof. The debt securities are expected to be issued partly or wholly in the form of one or more registered global securities, as described below under “Forms of Securities.”

Merger, Consolidation and Sale of Assets

Nothing in the indentures are expected to prevent us from consolidating or merging with or into, or selling or otherwise disposing of all or substantially all of our assets to, another corporation, provided that (i) we agree to obtain a supplemental indenture pursuant to which the surviving entity or transferee agrees to assume our obligations under all outstanding debt securities issued under the applicable indenture and (ii) the surviving entity or transferee is organized under the laws of the United States, any state thereof or the District of Columbia.

Limitations on Liens

The applicable prospectus supplement will describe any restrictions imposed under the indentures on our ability to pledge or encumber our properties.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indentures will define an event of default with respect to any series of debt securities as one or more of the following events:

•
failure to pay principal of or any premium on any debt security of that series when due;
•
failure to pay any interest or sinking fund payment on any debt security of that series for 30 days when due;
•
failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture; and
•
our bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The indentures may provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee in good faith determines it in the interest of the holders to do so.

If an event of default, other than an event of default described in the final bullet point above, shall occur and be continuing, either the trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of a series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in the final bullet point above shall occur, the principal amount of all debt securities of that series will automatically become immediately payable. Any payment by us of amounts owed under any outstanding subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “—Subordinated Debt Securities.”

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

•
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
•
the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and
•
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

A holder of debt securities may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed above.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•
to fix any ambiguity, defect or inconsistency in such indenture; and
•
to change anything that does not materially adversely affect the interests of any holder of the debt securities of any series.

In addition, we and the trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment if such modification or amendment would:

•
extend the fixed maturity of any debt securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof; or
•
reduce the aforesaid percentage of debt securities, the holders of which are required to consent to any such modifications or amendments.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture is expected to contain a provision that permits us to elect:

•
to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; or
•
to be released from our obligations under certain covenants described in the indentures and from the consequences of an event of default resulting from a breach of these covenants.

We refer to the first bullet point above as legal defeasance and the second bullet point above as covenant defeasance. Our legal defeasance or covenant defeasance option may be exercised only if:

•
we deposit in trust with the trustee enough money in cash or U.S. government obligations to pay in full the principal of and interest and premium, if any, on the debt securities.
•
the deposit of the money by us does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party.
•
no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of the deposit of the money or during the preference period applicable to us.
•
we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
•
in the case of legal defeasance, such legal defeasance does not result in the trust arising from the deposit of the money constituting an investment company, as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified thereunder or exempt from regulation thereunder.
•
we deliver to the trustee an officers’ certificate and opinion of counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Subordinated Debt Securities

Payment on any subordinated debt securities issued by us will, to the extent provided in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. As described further above, the subordinated debt securities also will be effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries. For more information, see “—General” above.

Upon any distribution of our assets upon any dissolution, winding up, liquidation, reorganization, bankruptcy, insolvency or similar proceeding, the payment of the principal, premium, if any, and interest in respect of our subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of all of our senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of our senior indebtedness would be entitled to payment in full before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The subordinated indenture requires holders of designated senior indebtedness to be promptly notified if payment of the subordinated debt securities is accelerated because of an event of default.

Subject to the terms and conditions of the subordinated indenture, we may not make any payment on our subordinated debt securities, including upon redemption at the option of any holder of such subordinated debt securities or at our option, if:

•
a default in the payment of the principal, premium, if any, or interest in respect of our senior indebtedness occurs and is continuing beyond any applicable period of grace;
•
any other default that accelerates the maturity of our senior indebtedness occurs; or
•
we and the subordinated indenture trustee receive notification of certain events or events of default that could permit holders of designated senior indebtedness to accelerate its maturity.

If any holder of the subordinated debt securities receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the subordinated debt securities, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness to the extent necessary.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). The failure to make any required payment with respect to any of the subordinated debt securities due to the subordination provisions of such securities will not prevent or preclude the occurrence of any event of default under the subordinated debt securities.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

A prospectus supplement relating to a particular series of subordinated debt securities will summarize the subordination provisions applicable to that series, including, but not limited to the following:

•
the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;
•
the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the period in which we will be prohibited from making payments on subordinated debt securities;
•
the definition of senior debt applicable to that series of subordinated debt securities; and
•
the aggregate amount of outstanding indebtedness as of the most recent practicable date that would rank senior to, and on parity with, that series of subordinated debt securities.

The particular terms of subordination of a series of subordinated debt securities may supersede the general subordination provisions of the subordinated indenture, and may differ from the general description of subordination presented under this heading. There are expected to be no restrictions in the subordinated indenture on the creation of additional senior debt securities or any other indebtedness.

Exchange and Transfer

Debt securities of any series may be transferred or exchanged in the manner to be described in the applicable prospectus supplement. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any taxes, assessments or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or
•
register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of any transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agent

Unless otherwise provided in the applicable prospectus supplement:

•
the corporate trust office of the trustee will be designated as our sole paying agent;
•
payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and
•
payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us, subject to our right, at our option, to pay interest by mailing a check to the record holder.

We may act as our own paying agent, designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Governing Law

The indentures and the debt securities are expected to be governed by, and construed in accordance with the law of the State of New York.

Information Regarding the Trustees

We may appoint a separate trustee that meets the qualification requirements of the Trust Indenture Act for any series of debt securities. Each such trustee, prior to the occurrence of an event of default, will undertake to perform only such duties as are specifically set forth in the applicable indenture and, after the occurrence of an event of default, will exercise the same degree of care as a prudent person would exercise in the conduct of such person’s own affairs. Subject to such provision, the trustees will not be required to exercise any of the rights or powers vested in them by the applicable indenture at the request, order or direction of any debt holders, unless offered reasonable security or indemnity by such holders against the costs, expenses and liabilities which might be incurred thereby. A trustee will not be required to expend or risk its own funds or incur personal financial liability in the performance of its duties if such trustee reasonably believes that repayment of such funds or liability or adequate indemnity is not reasonably assured to it. We will pay the trustees reasonable compensation and reimburse them for reasonable expenses incurred in accordance with the applicable indenture.

A trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to such series in accordance with the terms of the indentures.

Each trustee will be permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF GUARANTEES

Our subsidiaries listed on the cover page of this prospectus may issue unconditional guarantees on an unsecured, unsubordinated basis with respect to senior debt securities that we offer in any prospectus supplement and may issue unconditional guarantees on an unsecured, subordinated basis with respect to subordinated debt securities that we offer in any prospectus supplement. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•
the series of debt securities to which the guarantees apply;
•
whether the guarantees are secured or unsecured;
•
whether the guarantees are senior or subordinate to other guarantees or debt;
•
the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and
•
any additional terms of the guarantees.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture. Notwithstanding the foregoing, the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

DESCRIPTION OF WARRANTS

As specified in the applicable prospectus supplement, we may issue warrants for the purchase of common stock, preferred stock, debt securities, units or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent is expected to act solely as our agent in connection with the warrants and is not expected to assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including the following:

•
the title and aggregate number of warrants;
•
the offering price for the warrants, if any;
•
the designation and terms of the securities that may be purchased upon exercise of the warrants;
•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;
•
if applicable, the date on and after which the warrants and the related other securities issued therewith will be separately transferable;
•
the number or amount of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise, which may be payable in cash, securities or other property;
•
the dates on which the right to exercise the warrants begins and expires;
•
if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•
whether the warrants and the securities that may be issued thereunder will be issued in registered or certificated form;
•
if the warrants will be issuable in the form of registered global securities, the identity of the depositary for the global securities;
•
a discussion of any material United States federal income tax considerations relating to owning or exercising the warrants;
•
any anti-dilution provisions of the warrants;
•
any applicable redemption or call provisions applicable to the warrants; and
•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before their exercise, warrants will not entitle their holders to any rights of the holders of the securities purchasable thereunder, unless otherwise provided in the applicable prospectus supplement.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

This summary of certain provisions of the warrants, as supplemented by any related prospectus supplement, is not complete. For the complete terms of the warrants and the warrant agreement, you should refer to the provisions of the warrant agreement that we will file with the SEC in connection with the offering of such warrants, which we urge you to read because such document, and not this summary description, will define your rights as a holder of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more securities described in this prospectus, in any combination. Unless otherwise specified in the applicable prospectus supplement, each unit will, to the extent possible, be issued so that the holder of the unit is also the holder of each security that is a component of the unit, and the holder of a unit will have the rights and obligations of a holder of each underlying security. The applicable prospectus supplement will describe the specific terms of any units sold hereunder, including:

•
the title and aggregate number of units;
•
the offering price of the units, if any;
•
the terms of the units and of the underlying securities, including whether and under what circumstances the securities comprising the units may be traded separately;
•
a description of the terms of any unit agreement governing the units;
•
a description of the provisions for the payment, settlement, transfer or exchange of the units;
•
a discussion of any material United States federal income tax considerations; and
•
any other material terms of the units.

The terms and conditions of the other securities described in this prospectus will apply to each unit and to any common stock, preferred stock, debt security or warrant that is a component of each unit, respectively, unless otherwise specified in the applicable prospectus supplement. We urge you to read the unit agreement applicable to a particular issuance of units, because such document, and not this summary description, will define your rights as a holder of such units.

DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase our common stock, preferred stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•
the date of determining the shareholders entitled to the rights distribution;
•
the number of rights issued or to be issued to each stockholder;
•
the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the rights;
•
the number and terms of the shares of preferred stock, common stock or other securities which may be purchased per right;
•
the extent to which the rights are transferable;
•
the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;
•
any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and
•
any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC. We urge you to read the applicable rights agreement because such document, and not this summary description, will define your rights as a holder of such rights.

FORMS OF SECURITIES

The securities will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Certificated securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully in the following paragraphs.

Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal or face amount of the securities or portion thereof to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive certificated form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of such depositary or any successors of such depositary or nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by such participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of beneficial owners holding through such participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive certificated form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable governing instrument (such as the indenture, warrant agreement or unit agreement). Except as described below, owners of beneficial interests in a registered global security will not be entitled to have such securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders of such securities under the applicable governing instrument. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person beneficially owns its interest, to exercise any rights of a holder under the applicable governing instrument. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable governing instrument the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of the beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any other payments to holders of other securities, in each case represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the transfer agent, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the transfer agent, agent of the trustee, agent of the warrant agent or agent of the unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property for holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant transfer agent, trustee, warrant agent, unit agent or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time request that the securities of any series no longer be represented by a global security in accordance with DTC’s withdrawal procedures and will issue securities in definitive certificated form in exchange for such global security.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways:

•
directly to investors, including through a specific bidding, auction, or other process;
•
to investors through agents;
•
directly to agents;
•
to or through brokers or dealers;
•
to one or more underwriters for resale to investors or to the public, including through underwriting syndicates led by one or more managing underwriters;
•
in privately-negotiated transactions; and
•
through a combination of any such methods of sale.

If we sell securities to a dealer or broker acting as principal, the dealer or broker may resell such securities at varying prices to be determined by such dealer or broker in its discretion at the time of resale without consulting with us, and such resale prices may not be disclosed in the applicable prospectus supplement.

If we sell securities in an underwritten offering, the underwriters will acquire the securities for their own account, with a view to resell the securities periodically in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any underwritten offering may be on a best-efforts or a firm-commitment basis. Unless otherwise stated in a prospectus supplement, the obligation of the underwriters to purchase any securities on a firm commitment basis will be conditioned upon customary closing conditions.

We may offer our equity securities into an existing trading market through agents designated by us from time to time on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We may also offer securities directly to our securityholders on a pro rata basis. If any of the underlying securities are not subscribed for by our securityholders in any such offering, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•
at a fixed or variable price or prices, which may be changed;
•
at market prices prevailing at the time of sale;
•
at prices related to prevailing market prices; or
•
at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of (i) discounts, concessions or commissions from the underwriters, (ii) commissions from the purchasers for whom they may act as agents, or (iii) a combination of the foregoing. Discounts, concessions and commissions may change from time to time. We do not expect these commissions and discounts to exceed what is customary for companies comparable to us in the types of transactions involved. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•
identify any such underwriter, dealer or agent;
•
describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by underwriters and agents;
•
describe any discounts, concessions or commissions allowed by underwriters to participating dealers; and
•
identify the nature of the underwriter’s or underwriters’ obligation to purchase the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market (other than shares of our common stock that are listed on the NASDAQ). We will endeavor to list for trading on the NASDAQ any common stock sold pursuant to a prospectus supplement. We may elect to list any other securities offered hereunder on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, the applicable prospectus supplement may identify such underwriter.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in certain specified transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We do not make any representation or prediction as to the effect that any of the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against, or contribution towards, certain civil liabilities, including liabilities under the applicable securities laws.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Any such delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (ii) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for our affiliates or us in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

The aggregate offering price of all securities sold hereunder shall not exceed the lesser of $200,000,000 or such aggregate amount permitted under General Instruction 1.B.6 of Form S-3, as calculated in the manner further described in the registration statement of which this prospectus forms a part. There can be no assurance we will sell all or any of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of the site is www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.gulfisland.com. Information on our website is not part of, and we are not incorporating the contents of our website into, this prospectus.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement, a copy of which can be obtained from the SEC in the manner explained above.

We are “incorporating by reference” into this prospectus specific documents that we filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file (other than information in the documents or filings that is deemed to have been furnished and not filed) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus.

We are “incorporating by reference” into this prospectus the following documents:

Gulf Island Fabrication, Inc. SEC Filings	Period or Date Filed
Annual Report on Form 10-K

Fiscal year ended December 31, 2022 (including portions of our Proxy Statement on Schedule 14A filed on April 14, 2023 for our 2023 annual meeting of holders of our common stock held on May 18, 2023 to the extent specifically incorporated by reference in such Form 10-K)

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2023, and June 30, 2023

Current Reports on Form 8-K	Filed on February 1, 2023, March 3, 2023, March 3, 2023, March 23, 2023, May 18, 2023, and May 24, 2023

Description of our Common Stock on Form 8-A/A	Filed on August 14, 2023

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the incorporated documents referred to above (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You can request copies of such documents if you (i) write us at Gulf Island Fabrication, Inc., Attention: Secretary, 2170 Buckthorne Place, Suite 420, The Woodlands, Texas 77380, or (ii) call us at (713) 714-6100.

This prospectus and the information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should assume that the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement is only accurate as of the respective dates of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes any statement contained herein. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements in which we discuss our potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to timing of delivery of vessels related to the Active Retained Shipyard Contracts and subsequent wind down of our Shipyard Division operations; expected exposure in the event of an adverse outcome in the MPSV Litigation; diversification and entry into new end markets; improvement of risk profile; industry outlook; oil and gas prices; timing of investment decisions and new project awards; cash flows and cash balance; capital expenditures; liquidity; and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include: supply chain disruptions (including global shipping and logistics challenges), inflationary pressures, economic slowdowns and recessions, banking industry disruptions, natural disasters, public health crises (such as COVID-19), labor costs and geopolitical conflicts (such as the conflict in Ukraine), and the related volatility in oil and gas prices and other factors impacting the global economy; cyclical nature of the oil and gas industry; outcome of the MPSV Litigation and our ability to resolve any other material legal proceedings; competition; reliance on significant customers; competitive pricing and cost overruns on our projects; performance of subcontractors and dependence on suppliers; timing and our ability to secure and commence execution of new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; our ability to maintain and further improve project execution; nature of our contract terms and customer adherence to such terms; suspension or termination of projects; changes in contract estimates; customer or subcontractor disputes; operating dangers, weather events and limits on insurance coverage; operability and adequacy of our major equipment; final assessment of damage at our Houma Facilities and the related recovery of any insurance proceeds; our ability to raise additional capital; our ability to amend or obtain new debt financing or credit facilities on favorable terms; our ability to generate sufficient cash flow; our ability to obtain letters of credit or surety bonds and ability to meet any indemnification obligations thereunder; consolidation of our customers; financial ability and credit worthiness of our customers; adjustments to previously reported profits or losses under the percentage-of-completion method; our ability to employ a skilled workforce; loss of key personnel; utilization of facilities or closure or consolidation of facilities; failure of our safety assurance program; barriers to entry into new lines of business; weather impacts to operations; any future asset impairments; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described in Item 1A “Risk Factors” in our 2022 Annual Report on Form 10-K, as updated in Item 1A “Risk Factors” in our most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we undertake no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Jones Walker LLP. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for any agents or underwriters retained in connection with an offering of securities hereunder, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Gulf Island Fabrication, Inc. appearing in Gulf Island Fabrication, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the registrant in connection with the offerings described in this registration statement.

SEC registration fee(1)	$21,820
Blue Sky fees and expenses	*
Printing and engraving expenses	*
Transfer agent and trustee fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

(1) See Exhibit 107 Filing Fee Tables attached to this registration statement.

* The amount of securities and number of offerings are indeterminable so these expenses cannot be estimated at this time. An estimate of the aggregate amount of these expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Sections 1-850 through 1-859 of the Louisiana Business Corporation Act (the “LBCA”) provide in part that we may indemnify each of our current or former directors and officers (each an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (a) in the case of conduct in an official capacity, that such indemnitee’s conduct was in the best interests of us or (b) in all other cases, that such indemnitee’s conduct was at least not opposed to the best interests of us, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe such indemnitee’s conduct was unlawful. Additionally, we must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was our director against expenses incurred by the director in connection with the proceeding. We may also advance expenses to the indemnitee provided that the indemnitee delivers (a) a written affirmation of such indemnitee’s good faith belief that the relevant standard of conduct has been met by such indemnitee or that the proceeding involves conduct for which liability has been eliminated and (b) a written undertaking to repay any funds advanced if (i) such indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that such indemnitee has not met the relevant standard of conduct. We have the power to obtain and maintain insurance on behalf of any person who is or was acting for us, regardless of whether we have the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability.

In accordance with Louisiana law, our Articles contain provisions eliminating, with respect to any cause of action arising on or before December 31, 2014, the personal liability of our directors and officers and our shareholders for monetary damages for breaches of their fiduciary duties as directors or officers, except for (a) a breach of a director’s or officer’s duty of loyalty to our shareholders or us, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are illegal under Louisiana law, and (d) any transaction from which a director or officer received an improper personal benefit. With respect to any cause of action arising on or after January 1, 2015, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director or officer, except for (a) a breach of the director’s or officer’s duty of loyalty to the corporation or the shareholders; (b) an intentional infliction of harm on the corporation or the shareholders; (c) liability under Section 1-833 of the LBCA related to unlawful distributions; or (d) an intentional violation of criminal law. Our Articles further provide that the liability of our directors or officers shall be eliminated or limited to the fullest extent permitted by law. Additionally, our Articles require us to indemnify our directors to the fullest extent permitted by law, and permit us to indemnify our officers, against certain expenses and costs incurred in the defense of any claim against him or her or as to which he or she was involved solely as a witness or person required to give evidence, subject to limitations determined by our Board of Directors.

Our By-laws provide that we may indemnify our officers and directors against liability incurred in the defense of any claim to which they were made parties by reason of being or having been officers or directors, subject to certain conditions and limitations. Our By-laws also set forth procedures governing the defense and settlement of claims.

We have entered into indemnity agreements with each of our directors and executive officers, pursuant to which we have agreed under certain circumstances to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that we will indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or executive officer by reason of his or her position as director or executive officer that are in excess of the coverage provided by any such insurance, provided that the director or executive officer meets certain standards of conduct. Under the indemnity agreements, we are not required to purchase and maintain directors’ and officers’ liability insurance if it is not reasonably available or, in the reasonable judgment of our Board of Directors, there is insufficient benefit to us from the insurance. If we do not purchase and maintain directors’ and officers’ liability insurance, we agree to indemnify our directors and officers to the full extent of the coverage that would otherwise have been provided by a directors’ and officers’ liability insurance policy.

We maintain an insurance policy covering the liability of our directors and executive officers for actions taken in their official capacity. The indemnification contracts provide that, to the extent insurance is reasonably available, we will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The indemnification contracts also provide that if we do not maintain comparable insurance, we will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for his or her benefit.

The foregoing is only a general summary of certain aspects of Louisiana law and our governing documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the relevant provisions of the LBCA, and our Articles, By-laws and form of indemnity agreement, each of which is on file with the Commission.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Documents

1.1*	Form of Underwriting Agreement.
1.2*	Form of Placement Agent Agreement.
3.1	Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on May 22, 2020.
3.2	Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed with the SEC on November 10, 2020.
4.1	Specimen Common Stock Certificate, incorporated by reference to the Company’s Form S-1/A filed with the SEC on March 19, 1997 (Registration No. 333-21863).
4.2*	Form of Certificate of Designations to be used in connection with the future issuance of preferred stock.
4.3

Form of Senior Indenture between Gulf Island Fabrication, Inc. and one or more trustees to be named, incorporated by reference to Exhibit 4.3 of the Company’s Form S-3 filed with the SEC on October 20, 2020 (Registration No. 333-249560).

4.4

Form of Subordinated Indenture between Gulf Island Fabrication, Inc. and one or more trustees to be named, incorporated by reference to Exhibit 4.4 of the Company’s Form S-3 filed with the SEC on October 20, 2020 (Registration No. 333-249560).

4.5*	Form of Senior Debt Security.
4.6*	Form of Subordinated Debt Security.
4.7*	Form of Warrant Agreement.
4.8*	Form of Unit Agreement.
4.9*	Form of Rights Agreement.
5.1**	Opinion of Jones Walker LLP.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Jones Walker LLP (included in Exhibit 5.1).
24.1	Power of Attorney of Gulf Island Fabrication, Inc. (included on the signature pages).
24.2	Power of Attorney of Gulf Island, L.L.C. (included on the signature pages).
24.3	Power of Attorney of Gulf Island Services, L.L.C. (included on the signature pages).
25.1***	Statement of Eligibility of Trustee on Form T-1 under the Senior Indenture.
25.2***	Statement of Eligibility of Trustee on Form T-1 under the Subordinated Indenture.
107**	Filing Fee Table.

*	To be filed by an amendment or as an exhibit to a report filed under the Exchange Act, to be incorporated herein by reference, in connection with an offering of the registered securities.
**	Filed herewith.
***	To be filed in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on August 14, 2023.

GULF ISLAND FABRICATION, INC.

By:	/S/ RICHARD W. HEO
Name: Richard W. Heo
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richard W. Heo, the registrant’s President and Chief Executive Officer, and Westley S. Stockton, the registrant’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, or either of them, and any successor or successors to such office or offices held by each of them, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file such amendments with all exhibits thereto, and all supplements and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 14, 2023.

Signature	Title

/S/ RICHARD W. HEO	President, Chief Executive Officer and Director (Principal Executive Officer)
Richard W. Heo

/S/ WESTLEY S. STOCKTON	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Westley S. Stockton

/S/ ROBERT M. AVERICK	Director
Robert M. Averick

/S/ MURRAY W. BURNS	Director
Murray W. Burns

/S/ WILLIAM E. CHILES	Chairman of the Board
William E. Chiles

/S/ MICHAEL J. KEEFFE	Director
Michael J. Keeffe

/S/ CHERYL D. RICHARD	Director
Cheryl D. Richard

/S/ JAY R. TROGER	Director
Jay R. Troger

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on August 14, 2023.

Gulf Island, L.L.C.
By:	Gulf Island Fabrication, Inc.
its sole member

By:	/S/ RICHARD W. HEO
Name: Richard W. Heo
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richard W. Heo and Westley S. Stockton, or either of them, and any successor or successors to such office or offices held by each of them, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file such amendments with all exhibits thereto, and all supplements and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 14, 2023.

Signature	Title

/S/ RICHARD W. HEO	President (Principal Executive Officer)
Richard W. Heo

/S/ WESTLEY S. STOCKTON	Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Westley S. Stockton

Gulf Island Fabrication, Inc.	Sole Member*

/S/ RICHARD W. HEO	President and Chief Executive Officer
Richard W. Heo

*The co-registrant listed above has no directors or managers.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on August 14, 2023.

Gulf Island Services, L.L.C.
By:	Gulf Island Fabrication, Inc.
its sole member and manager

By:	/S/ RICHARD W. HEO
Name: Richard W. Heo
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Richard W. Heo and Westley S. Stockton, or either of them, and any successor or successors to such office or offices held by each of them, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file such amendments with all exhibits thereto, and all supplements and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on August 14, 2023.

Signature	Title

/S/ RICHARD W. HEO	President (Principal Executive Officer)
Richard W. Heo

/S/ WESTLEY S. STOCKTON	Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Westley S. Stockton

Gulf Island Fabrication, Inc.	Sole Member and Manager*

/S/ RICHARD W. HEO	President and Chief Executive Officer
Richard W. Heo

* Gulf Island Fabrication, Inc. is the sole member and manager of Gulf Island Services, L.L.C. Gulf Island Services, L.L.C. has no directors.